EXHIBIT 99.1

Colony Bankcorp, Inc. Announces Fourth Quarter Results

FITZGERALD, Ga., Feb. 8, 2013 (GLOBE NEWSWIRE) -- Colony Bankcorp, Inc. (Nasdaq:CBAN), today reported net income available to shareholders of $203,000, or $0.02 per diluted share for the fourth quarter of 2012 compared to net income available to shareholders of $31,000, or $0.00 per diluted share for the comparable 2011 period, while net income available to shareholders for twelve months ended December 31, 2012 was $1,206,000, or $0.14 per diluted share compared to $1,134,000, or $0.13 per share for the comparable 2011 period. "Several of our markets are showing signs of general economic improvement. Specifically some segments of agribusiness have experienced a record year in terms of price and yield. This is reflected on our balance sheet as total loans outstanding have increased over the previous quarter end for the third consecutive quarter. The Company focus continues to be problem asset resolution and those efforts resulted in further improvement during the quarter as nonperforming assets decreased to $46.16 million at December 31, 2012 from $51.74 million at September 30, 2012, or a decrease of 10.78 percent, while the substandard assets to tier one equity plus loan loss allowance ratio improved to 55.60% at December 31, 2012 from 63.87% at September 30, 2012. Though improvement was once again realized this quarter, we still have much work ahead to meet our goals of reducing our problem assets to an acceptable level and returning to acceptable earnings. Our board, management and staff committed to making incremental progress toward these goals during 2012 and we were able to again achieve that this quarter," said Ed Loomis, President and Chief Executive Officer. "Momentum carrying over from 2012 along with revenue enhancement initiatives bode well for a successful and rewarding year in 2013."

Capital

Colony continues to maintain a strong capital position to be categorized as "well-capitalized" by regulatory benchmarks. At December 31, 2012, the Company's tier one leverage ratio, tier one and total risk-based capital ratios were 10.22 percent, 15.22 percent and 16.47 percent, respectively, compared to the previous quarter end of 10.07 percent, 15.39 percent  and 16.65 percent, respectively, at September 30, 2012 and to 9.51 percent, 15.24 percent and 16.50 percent, respectively, at December 31, 2011. Regulatory benchmarks to be categorized as "well-capitalized" for tier one leverage ratio, tier one and total risk-based capital ratios are 5.00 percent, 6.00 percent and 10.00 percent, respectively.

Net Interest Margin

During the fourth quarter of 2012, the Company reported net interest income of $9.08 million and a net interest margin of 3.49 percent, compared to $8.84 million and 3.28 percent, respectively, for fourth quarter 2011, while net interest income for twelve months ended December 31, 2012 was $36.27 million with a net interest margin of 3.41 percent, compared to $34.99 million with a net interest margin of 3.11 percent for the comparable 2011 period.  The improvement is indicative of the Company's focus on maximizing its net interest margin through deposit and loan pricing guidance and balance sheet restructuring. Anticipated loan growth along with pricing discipline should result in continued net interest margin improvement in 2013.

Asset Quality

The Company continues to closely monitor our substandard and non-performing assets and focus on problem asset resolution. Substandard assets that include non-performing assets totaled $74.57 million at December 31, 2012 compared to $85.04 million and $95.71 million, respectively, at September 30, 2012 and December 31, 2011. Substandard assets adjusted for SBA guarantees to tier one capital plus loan loss reserve ratio was 55.60%, 63.87% and 75.32%, respectively, at December 31, 2012, September 30, 2012 and December 31, 2011. Though much work remains to reduce substandard assets, improvement in these ratios reflects solid work in addressing and bringing resolution to substandard assets. Non-performing assets decreased from the previous quarter end to $46.16 million or 6.05 percent of total loans and other real estate owned as of December 31, 2012. This compares to $51.74 million or 6.96 percent and $59.71 million or 8.10 percent, respectively, as of September 30, 2012 and December 31, 2011.  Loan loss reserve methodology resulted in twelve months ended December 31, 2012 provision for loan losses of $6.79 million compared to $8.25 million for the comparable 2011 period. As we begin to see stabilization in the economy and the housing and real estate market, we expect continued improvement in our substandard assets.

Other real estate totaled $20.45 million at year end December 31, 2011 compared to $15.94 million at December 31, 2012. During this period, $9.73 million has been added to other real estate, thus a reduction from sales and/or write-downs of $14.24 million. This significant movement of properties in a challenging real estate market is indicative of the commitment by Colony management to address its problem assets in a timely and prudent manner. Colony has established a target of twelve months to liquidate improved properties due to the high carrying cost of taxes, insurance, maintenance and repairs associated with holding these properties on our books.

In the fourth quarter of 2012 net charge-offs were $2.81 million, or 0.38 percent of average loans as compared to net charge-offs of $3.51 million, or 0.48 percent of average loans in fourth quarter 2011, while net charge-offs for twelve months ended December 31, 2012 were $9.70 million, or 1.34% of average loans as compared to net charge-offs of $20.88 million, or 2.74% of average loans for the comparable 2011 period.  The loan loss reserve was $12.74 million on December 31, 2012, or 1.70 percent of total loans compared to $15.65 million, or 2.18 percent on December 31, 2011.  Management believes that the 2012 contributions to Allowance for Loan Losses address the level of non-performing assets and the related level of substandard assets to be adequately reserved at December 31, 2012.

Noninterest Income

Total noninterest income decreased in the comparable periods as noninterest income for twelve months ended December 31, 2012 was $9.73 million compared to $9.95 million in the comparable 2011 period. Fee income from the sale of SBA loans was $306 thousand in twelve months ended December 31, 2012 compared to $947 thousand in the comparable 2011 period to primarily account for the decrease.   On a positive note, service charge on deposits increased 10.11% and mortgage fee income increased 50.38% over the prior comparable period. The Company began an initiative during 2012 to enhance our secondary mortgage lending operations. Mortgage lending training was provided to several current employees to boost our secondary market loan originators. This has resulted in better penetration in the markets that Colony serves and resulted in increased mortgage fee income.

Noninterest Expense

Total noninterest expense increased to $35.38 million in twelve months ended December 31, 2012 compared to $33.05 million in the comparable 2011 period, or an increase of 7.05 percent. Credit-related expenses continue to be a strain on earnings as write down and losses on OREO property and repossession and foreclosure expenses totaled $5.61 million in twelve months ended December 31, 2012 compared to $4.05 million in the comparable 2011 period. Salaries and employee benefit expenses increased to $15.57 million in twelve months ended December 31, 2012 compared to $14.63 million in the comparable 2011 period, or an increase of 6.43 percent. This increase is primarily attributable to an increase in headcount related to additional "back-office" regulatory compliance demands. Occupancy expenses decreased to $3.88 million in twelve months ended December 31, 2012 compared to $4.00 million in the same comparable 2011 period, or a decrease of 3.00 percent. The decrease was primarily attributable to less depreciation expense for the comparable periods.

Colony Bankcorp, Inc. is a bank holding company headquartered in Fitzgerald, Georgia that consists of one operating subsidiary, Colony Bank. The Company conducts a general full service commercial, consumer and mortgage banking business through twenty eight offices located in the central, southern and coastal Georgia cities of Albany, Ashburn, Broxton, Centerville, Chester, Columbus, Cordele, Douglas, Eastman, Fitzgerald, Leesburg, Moultrie, Pitts, Quitman, Rochelle, Savannah, Soperton, Sylvester, Thomaston, Tifton, Valdosta and Warner Robins, Georgia.

Colony Bankcorp, Inc. Common Stock is quoted on the Nasdaq Global Market under the symbol "CBAN".

Certain statements contained in the preceding release that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"), notwithstanding that such statements are not specifically identified. In addition, certain statements may be contained in the Company's future filings with the SEC, in press releases, and in oral and written statements made by or with the approval of the Company that are not statements of historical fact and constitute forward-looking statements within the meaning of the Act. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; (ii) statement of plans and objectives of Colony Bankcorp, Inc. or its management or Board of Directors, including those relating to products or services; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Words such as "believes," "anticipates," "expects," "intends," "targeted" and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements. Forward-looking statements speak only as of the date on which such statements are made. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events.    Readers are cautioned not to place undue reliance on these forward-looking statements.

COLONY BANKCORP, INC.
FINANCIAL HIGHLIGHTS (UNAUDITED)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

	QUARTER ENDED		YEAR-TO-DATE
EARNINGS SUMMARY	12/31/2012	12/31/2011	12/31/2012	12/31/2011
Net Interest Income	$9,076	$8,844	$36,273	$34,987
Provision for Loan Losses	1,158	2,250	6,785	8,250
Non-interest Income	2,642	2,753	9,733	9,951
Non-interest Expense	9,744	8,802	35,379	33,050
Income Taxes	248	164	1,201	1,104
Net Income	568	381	2,641	2,534
Preferred Stock Dividend	365	350	1,435	1,400
Net Income Available to
Common Shareholders	203	31	1,206	1,134

	QUARTER ENDED		YEAR-TO-DATE
PER COMMON SHARE SUMMARY	12/31/2012	12/31/2011	12/31/2012	12/31/2011
Common Shares Outstanding	8,439,258	8,439,258	8,439,258	8,439,258
Weighted Average Basic Shares	8,439,258	8,433,822	8,439,258	8,439,258
Weighted Average Diluted Shares	8,439,258	8,433,822	8,439,258	8,439,258
Earnings Per Basic Share (b)	$0.02	$0.00	$0.14	$0.13
Earnings Per Diluted Share (b)	$0.02	$0.00	$0.14	$0.13
Common Book Value Per Share	$8.05	$8.17	$8.05	$8.17
Tangible Common Book Value Per Share	$8.02	$8.14	$8.02	$8.14

	QUARTER ENDED		YEAR-TO-DATE
OPERATING RATIOS (1)	12/31/2012	12/31/2011	12/31/2012	12/31/2011
Net Interest Margin (a)	3.49%	3.28%	3.41%	3.11%
Return on Average Assets (b)	0.07%	0.01%	0.11%	0.09%
Return on Average Total Equity (b)	0.85%	0.13%	1.25%	1.20%
Efficiency (c)	88.67%	82.47%	81.68%	78.31%

(1) Annualized
(a) Computed using fully taxable-equivalent net income
(b) Computed using net income available to shareholders
(c ) Computed by dividing non-interest expense by the sum of fully taxable-equivalent net interest income and non-interest income and excluding security gains/losses.

	QUARTER ENDED
ENDING BALANCES	12/31/2012	12/31/2011
Total Assets	$1,139,397	$1,195,376
Loans, Net of Reserves	734,079	700,614
Allowance for Loan Losses	12,737	15,649
Intangible Assets	224	259
Deposits	979,685	999,985
Common Shareholders' Equity	67,932	68,950
Common Equity to Total Assets	5.96%	5.76%
Total Equity	95,759	96,613
Total Equity to Total Assets	8.40%	8.07%

	QUARTER ENDED		YEAR-TO-DATE
AVERAGE BALANCES	12/31/2012	12/31/2011	12/31/2012	12/31/2011
Total Assets	$1,114,766	$1,163,000	$1,139,814	$1,205,891
Loans, Net of Reserves	725,672	714,472	706,091	742,423
Deposits	956,438	965,722	969,690	1,000,719
Common Shareholders' Equity	67,783	69,300	68,798	67,153
Total Equity	95,587	96,943	96,541	94,737

	QUARTER ENDED		YEAR-TO-DATE
ASSET QUALITY	12/31/2012	12/31/2011	12/31/2012	12/31/2011
Nonperforming Loans	$29,855	$38,837	$29,855	$38,837
Nonperforming Assets	46,163	59,708	46,163	59,708
Substandard Assets	74,574	95,713	74,574	95,713
Net Loan Chg-offs (Recoveries)	2,810	3,510	9,698	20,880
Reserve for Loan Loss to Gross Loans	1.70%	2.18%	1.70%	2.18%
Reserve for Loan Loss to Non--performing Loans	42.66%	40.29%	42.66%	40.29%
Reserve for Loan Loss to Non--performing Assets	27.59%	26.21%	27.59%	26.21%
Net Loan Chg-offs (Recoveries) to Avg. Gross Loans	0.38%	0.48%	1.34%	2.74%
Nonperforming Loans to Gross Loans	4.00%	5.42%	4.00%	5.42%
Nonperforming Assets to Total Assets	4.05%	4.99%	4.05%	4.99%
Nonperforming Assets to Total Loans and Other Real Estate	6.05%	8.10%	6.05%	8.10%
Substandard Assets to Tier One Capital and Allowance for Loan Losses	55.60%	75.32%	55.60%	75.32%

Quarterly Comparative Data (in thousands, except per share data)
	4Q2012	3Q2012	2Q2012	1Q2012	4Q2011
Assets	$1,139,397	$1,097,437	$1,133,170	$1,176,644	$1,195,376
Loans	734,079	711,971	700,917	690,533	700,614
Deposits	979,685	941,204	972,135	994,014	999,985
Common Shareholders' Equity	67,932	68,584	69,265	69,422	68,950
Total Equity	95,759	96,369	97,009	97,125	96,613
Net Income	568	772	760	541	381
Net Income Available to
Common Shareholders	203	411	403	189	31
Net Income Per Share	0.02	0.05	0.05	0.02	0.00

Key Performance Ratios	4Q2012	3Q2012	2Q2012	1Q2012	4Q2011

Return on Average Assets (1)	0.07%	0.15%	0.14%	0.06%	0.01%
Return on Average Total Equity (1)	0.85%	1.69%	1.66%	0.78%	0.13%
Common Equity to Total Assets	5.96%	6.25%	6.11%	5.90%	5.76%
Total Equity to Total Assets	8.40%	8.78%	8.56%	8.25%	8.07%
Net Interest Margin	3.49%	3.56%	3.39%	3.23%	3.28%
(1) Computed using net income available to shareholders

Consolidated Balance Sheets Colony Bankcorp, Inc.
(in thousands)
	Dec. 31, 2012	Dec. 31, 2011
	(unaudited)	(audited)
ASSETS
Cash and Cash Equivalents
Cash and Due from Banks	$29,244	$28,380
Federal Funds Sold	20,002	54,992
	49,246	83,372
Interest-Bearing Deposits	21,795	28,957
Investment Securities
Available for Sale, at Fair Value	268,300	303,891
Held for Maturity, at Cost (Fair Value of $42 and $46 as of Dec. 31, 2012 and Dec. 31, 2011, Respectively)	42	46
	268,342	303,937
Federal Home Loan Bank Stock, at Cost	3,364	5,398
Loans	747,050	716,321
Allowance for Loan Losses	(12,737)	(15,650)
Unearned Interest and Fees	(234)	(57)
	734,079	700,614
Premises and Equipment	24,916	25,750
Other Real Estate	15,941	20,445
Other Intangible Assets	224	259
Other Assets	21,490	26,644
Total Assets	$1,139,397	$1,195,376

LIABILITIES AND STOCKHOLDERS' EQUITY

Deposits
Noninterest-Bearing	$123,967	$94,269
Interest-Bearing	855,718	905,716
	979,685	999,985

Borrowed Money
Subordinated Debentures	24,229	24,229
Other Borrowed Money	35,000	71,000
	59,229	95,229

Other Liabilities	4,724	3,549

Stockholders' Equity
Preferred Stock, Par Value $1,000; Authorized 10,000,000 Shares, Issued 28,000 Shares	27,827	27,662
Common Stock, Par Value $1; Authorized 20,000,000 Shares, Issued 8,439,258 and 8,439,258 Shares as of Dec. 31, 2012 and 2011, Respectively	8,439	8,439
Paid in Capital	29,145	29,145
Retained Earnings	30,498	29,457
Accumulated Other Comprehensive Loss, Net of Tax	(150)	1,910
	95,759	96,613
Total Liabilities and Stockholders' Equity	$1,139,397	$1,195,376

Consolidated Statements of Income Colony Bankcorp, Inc.
(in thousands except per share data

	Quarter		Year-to-Date
	Three Months Ended		Twelve Months Ended
	12/31/12	12/31/2011	12/31/12	12/31/2011
	(unaudited)	(audited)	(unaudited)	(audited)
Interest Income
Loans, Including Fees	$10,572	$10,837	$41,963	$44,460
Federal Funds Sold and Securities Purchased
Under Agreements to Resell	27	24	99	115
Deposits with Other Banks	9	9	43	46
Investment Securities
U. S. Government Agencies	699	1,476	4,824	6,873
State, County and Municipal	34	59	207	161
Corporate Obligations/Asset-Backed Sec.	14	23	76	91
Dividends on Other Investments	22	11	77	47
	11,377	12,439	47,289	51,793
Interest Expense
Deposits	1,904	2,723	8,737	12,950
Federal Funds Purchased and Securities Sold
Under Agreements to Repurchase	--	--	--	338
Borrowed Money	397	872	2,279	3,518
	2,301	3,595	11,016	16,806
Net Interest Income	9,076	8,844	36,273	34,987
Provision for Loan Losses	1,158	2,250	6,785	8,250
Net Interest Income After Provision for Loan Losses	7,918	6,594	29,488	26,737

Noninterest Income
Service Charges on Deposits	1,046	854	3,573	3,245
Other Service Charges, Commissions and Fees	396	335	1,515	1,312
Mortgage Fee Income	104	104	400	265
Securities Gains	770	979	2,837	2,924
Other	326	481	1,408	2,205
	2,642	2,753	9,733	9,951
Noninterest Expense
Salaries and Employee Benefits	4,079	3,855	15,565	14,633
Occupancy and Equipment	983	914	3,884	3,998
Other	4,682	4,033	15,930	14,419
	9,744	8,802	35,379	33,050

Income Before Income Taxes	816	545	3,842	3,638
Income Taxes	248	164	1,201	1,104
Net Income	568	381	2,641	2,534

Preferred Stock Dividends	365	350	1,435	1,400

Net Income Available to Common Shareholders	$203	$31	$1,206	$1,134
Net Income Per Share of Common Stock
Basic	$0.02	$0.00	$0.14	$0.13
Diluted	$0.02	$0.00	$0.14	$0.13
Weighted Average Basic Shares Outstanding	8,439,258	8,433,822	8,439,258	8,439,258
Weighted Average Diluted Shares Outstanding	8,439,258	8,433,822	8,439,258	8,439,258
CONTACT: Terry L. Hester
         Chief Financial Officer
         (229) 426-6002